UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2012

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lead Independent Director and Director Compensation

On July 12, 2012, the Board of Directors of Mechanical Technology, Incorporated (the “Company”) appointed Kevin G. Lynch as the Lead Independent Director.  The Board of Directors also established a cash compensation policy for non-employee directors.  The Lead Independent Director shall receive cash compensation of $20,000 per year, with an additional $10,000 payable if the Company achieves certain profitability for the year ending December 31, 2012.  The remaining non-employee directors shall each receive cash compensation of $10,000 per year, with an additional $5,000 payable if the Company achieves certain profitability for the year ending December 31, 2012.  Fifty percent of the annual cash compensation shall be paid immediately, and twenty-five percent shall be paid at the end of each of the third and fourth calendar quarters.  The additional performance-based cash compensation, if any, shall be paid upon the completion of the audit of the financial statements for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: July 18, 2012	By:	/s/ Peng K. Lim
	Name:	Peng K. Lim
	Title:	Chairman and Chief Executive Officer